NL Industries, Inc. Three Lincoln Centre 5430 LBJ Freeway, Suite 1700 Dallas, TX 75240-2697	Contact: Gregory M. Swalwell Vice President, Finance andChief Financial Officer (972) 233-1700
News Release

FOR IMMEDIATE RELEASE

NL REPORTS FIRST QUARTER RESULTS

DALLAS, TEXAS - May 6, 2009 - NL Industries, Inc. (NYSE:NL) today reported a net loss attributable to NL stockholders of $11.8 million, or $.24 per share, in the first quarter of 2009 compared to a net loss attributable to NL stockholders of $.3 million, or $.01 per share, in the first quarter of 2008.

Net sales decreased $12.0 million, or 30%, to $28.5 million in the first quarter of 2009 as compared to $40.5 million in the first quarter of 2008.  Net sales decreased due to lower order rates from CompX’s customers resulting from unfavorable economic conditions in North America.  Income from operations attributable to CompX decreased in the first quarter of 2009 as compared to the first quarter of 2008 primarily due to the effects of the lower order rates and reduced coverage of overhead and fixed manufacturing costs from the resulting under-utilization of production capacity, partially offset by the positive effects of cost reductions implemented in response to the lower order rates and the favorable impact of relative changes in currency exchange rates.

Kronos’ net sales of $248.0 million decreased 25% or $84.5 million compared to the first quarter of 2008 primarily due to a 24% decrease in sales volumes.  A 5% increase in average TiO2 selling prices over 2008 was mostly offset by the negative impact of currency exchange rates.  Kronos estimates the unfavorable effect of changes in currency exchange rates decreased net sales by approximately $13 million, or 4%, as compared to the same period in 2008.  Kronos expects average selling prices in the second quarter of 2009 to be lower than the average selling prices in the first quarter of 2009.  Kronos’ sales volumes in the first quarter of 2009 were 24% lower compared to 2008 due to the impact of lower demand in its markets resulting from the current economic conditions.  Kronos expects demand will continue to remain below 2008 levels for the remainder of the year.  The table at the end of this press release shows how each of these items impacted the overall decrease in Kronos’ sales.

Kronos’ income from operations declined by $36 million from operating income of $9.7 million in the first quarter of 2008 to an operating loss of $26.3 million in the first quarter of 2009.  Kronos’ income (loss) from operations as a percentage of net sales declined to (10)% in the first quarter of 2009 from 3% in the same period for 2008.  This decrease was driven by the decline in gross margin, which fell to 2% for the first quarter of 2009 compared to 17% for the first quarter of 2008.  Gross margin decreased primarily because of lower sales volumes and higher manufacturing costs resulting from lower production volumes as a result of temporary plant curtailments during the first quarter.

Changes in currency rates have positively affected Kronos’ gross margin and income (loss) from operations by approximately $28 million in the first quarter of 2009 as compared to the same period in 2008.

Corporate expenses were higher in the first quarter of 2009 as compared to the first quarter of 2008 primarily due to higher defined benefit pension expense, partially offset by lower litigation and related costs in 2009.

The statements in this release relating to matters that are not historical facts are forward-looking statements that represent management's beliefs and assumptions based on currently available information.  Although NL believes that the expectations reflected in such forward-looking statements are reasonable, we cannot give any assurances that these expectations will prove to be correct.  Such statements by their nature involve substantial risks and uncertainties that could significantly impact expected results, and actual future results could differ materially from those described in such forward-looking statements.  While it is not possible to identify all factors, we continue to face many risks and uncertainties.  Among the factors that could cause actual future results to differ materially include, but are not limited to:

•	Future supply and demand for the Company’s products,
•	The extent of the dependence of the Company’s businesses on certain market sectors,
•	The cyclicality of certain of the Company's businesses,
•	The impact of certain long-term contracts on certain of the Company's businesses,
•	Customer inventory levels,
•	Changes in raw material and other operating costs,
•	General global economic and political conditions,
•	Competitive products and substitute products,
•	Possible disruption of business or increases in the cost of doing business resulting from terrorist activities or global conflicts,
•	Customer and competitor strategies,
•	Potential consolidation or solvency of competitors,
•	The impact of pricing and production decisions,
•	Competitive technology positions,
•	Service industry employment levels,
•	Demand for high performance marine components,
•	The introduction of trade barriers,
•	Fluctuations in currency exchange rates,
•	Operating interruptions (including, but not limited to, labor disputes, leaks, natural disasters, fires, explosions, unscheduled or unplanned downtime and transportation interruptions),
•	The timing and amount of insurance recoveries,
•	The ability of the Company to renew or refinance credit facilities,
•	The ability of the Company to maintain sufficient liquidity,
•	The extent to which the Company’s subsidiaries were to become unable to pay dividends to the Company,
•	Uncertainties associated with new product development,
•	The ultimate outcome of income tax audits, tax settlement initiatives or other tax matters,
•
The ultimate ability to utilize income tax attributes or changes in income tax rates related to such attributes, the benefit of which has been recognized under the more-likely-than-not recognition criteria,

•	Potential difficulties in integrating completed or future acquisitions,
•	Decisions to sell operating assets other than in the ordinary course of business,
•	Environmental matters,
•	Government laws and regulations and possible changes therein,
•	The ultimate resolution of pending litigation, and
•	Possible future litigation.

Should one or more of these risks materialize (or the consequences of such a development worsen), or should the underlying assumptions prove incorrect, actual results could differ materially from those currently forecasted or expected.  We disclaim any intention or obligation to update or revise any forward-looking statement whether as a result of changes in information, future events or otherwise.

NL Industries, Inc. is engaged in the component products (security products, furniture components and performance marine components), chemicals (TiO2) and other businesses.

NL INDUSTRIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except earnings per share)
(Unaudited)

	Three months ended March 31,
	2008	2009

Net sales	$40.5	$28.5
Cost of sales	31.1	23.7

Gross margin	9.4	4.8

Selling, general and administrative expense	6.4	5.7
Other operating income (expense):
Insurance recoveries	.1	.7
General corporate expenses, net	(3.8)	(4.4)

Loss from operations	(.7)	(4.6)

Equity in net loss of Kronos Worldwide, Inc.	(.1)	(9.5)

General corporate items:
Interest and dividends	1.0	.7
Interest expense	(.8)	(.3)

Loss before income taxes	(.6)	(13.7)

Income tax benefit	(.5)	(1.8)

Net loss	(.1)	(11.9)

Noncontrolling interest in net income (loss) of subsidiary	.2	(.1)

Net loss attributable to NL stockholders	$(.3)	$(11.8)

Basic and diluted net loss per share	$(.01)	$(.24)

Basic and diluted average shares outstanding	48.6	48.6

NL INDUSTRIES, INC.
COMPONENTS OF LOSS FROM OPERATIONS
 (In millions)
 (Unaudited)

	Three months ended March 31,
	2008	2009

CompX – component products	$3.0	$(.9)
Insurance recoveries	.1	.7
Corporate expense	(3.8)	(4.4)

Loss from operations	$(.7)	$(4.6)

CHANGE IN KRONOS’ TiO2 SALES
(Unaudited)

Three months ended March 31, 2009 vs. 2008
Percentage change in sales:
TiO2 product pricing	5%
TiO2 sales volume	(24)
TiO2 product mix	(2)
Changes in currency exchange rates	(4)

Total	(25)%